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                                                                    Exhibit 10.1

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement (hereinafter, the "Agreement") is entered into between DOUGLAS BERTO ("Employee") and Intelligroup, Inc., a New Jersey Corporation including, without limitation, its predecessors, successors, parents, subsidiaries, and affiliates ("Intelligroup") effective as of the Effective Date (as defined in Section 10 below).

         WHEREAS, it has been determined that Employee's employment with Intelligroup shall be terminated;

         WHEREAS, by this Agreement, Employee and Intelligroup desire to resolve any and all matters relating to Employee's employment and the termination thereof, completely and forever;

         NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

         1. Employee's last day of employment shall be DECEMBER 6, 2004. (the "Separation Date").

         2. Intelligroup agrees to provide Employee with the following separation benefits assuming successful transition, payable beginning on the Effective Date of this Agreement, as defined in paragraph 10 below. Note that wages, banked vacation, expenses and other monies due and owing, if any, shall be paid to employee following the Separation Date. Severance payments shall not commence until the Effective Date as defined in Section 10 below.


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                  Separation Benefits:

                  A.) Intelligroup shall pay to the Employee the equivalent of his or her regular salary beginning DECEMBER 6, 2004 and continuing for a period of six MONTHS. This amount shall be paid in accordance with the normal payroll schedule.

                  B.) Intelligroup shall pay to the Employee all accrued and remaining vacation time through Separation Date.

                  C.) As set forth above, severance benefits shall not be paid until the Effective Date as defined in Section 10 herein. Note that this date will not occur until after this agreement has been signed. Employee understands and acknowledges that the terms and conditions of this Agreement shall not be binding until signed by Employee and properly delivered to Intelligroup. To properly deliver the signed Agreement to Intelligroup, Employee must deliver the signed and dated Agreement, by one witness, to Intelligroup by hand or by mail within the forty-five (45) calendar day period as set forth in paragraph 10. All personal deliveries shall be made to Intelligroup at the following address: Human Resources, Attn Shirley Spoors, Intelligroup, Inc., 499 Thornall, Eleventh Floor, Edison, NJ 08837.

                  E.) If applicable, Employee shall have ninety (90) days to exercise any vested stock options.

         3. As a material inducement to Intelligroup to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges Intelligroup and its predecessors, successors, parents, subsidiaries and divisions, assigns, agents, officers, employees, trustees, directors, shareholder, representatives, attorneys, affiliates, and any other related entities, and all persons acting by, through, under, or in concert with any of them (collectively referred to herein as "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, demands, losses, debts, attorneys' fees and expenses of any nature whatsoever, known or unknown ("Claim" or "Claims") which Employee has or claims to have against any or all of the Releasees. This General Release of Claims shall include, without limitation, all Claims based upon actions or omissions (or alleged actions or omissions) that have occurred up to


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and including the Effective Date of this Agreement, and all Claims relating to
Employee's employment and separation from employment with Intelligroup, including, without limitation, all Claims of discrimination under the common law or any federal or state statute (including, without limitation, the Age Discrimination in Employment Act, as amended, and Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the National Labor Relations Act, the New Jersey Human Rights Act, and the Americans with Disabilities Act or any other applicable state employment practices laws) and all other statutory, common law, or other claims of any nature whatsoever, to the extent permitted by law. With respect to the Claims Employee is waiving herein, Employee is waiving his or her right to receive money or any other relief in any action instituted on his or her behalf by any other person, entity or government agency. Employee further agrees that if any agency or court assumes jurisdiction over any complaint or charge on his or her behalf against any of the Releasees, he or she will request the immediate dismissal of the matter.

         4. Employee represents and warrants that he or she has not filed any cause of action, claim, charge or other action or proceeding against Intelligroup or any Releasees, and consistent with paragraph 3, above, that he or she will not file or assert any cause of action, claim, charge or other action or proceeding against Intelligroup or any Releasees.

         5. Employee and the Company agree to keep the existence and terms of this Agreement and the existence and terms of the negotiations leading up to this Agreement completely confidential and shall not disclose these matters to anyone, in words or in substance. Notwithstanding the foregoing, either party may disclose such matters:

         a. To their immediate family members, executive team, board of directors, attorneys, accountants, and/or financial/tax advisors, provided that the disclosing party shall first obtain any such person's agreement to keep all such matters completely confidential and not to disclose any such matters to anyone;

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         b.  To the extent required by law, any government taxing authority or to the extent necessary to enforce the disclosing party's rights under this Agreement, provided that if either party anticipates making disclosure pursuant to this subparagraph, he or it shall inform the other party of his or its anticipated disclosure and the reasons therefore no fewer than ten (10) days in advance of such disclosure. The parties understand that Intelligroup may be required to disclose this Agreement publicly as required by securities laws and regulations.

         c. Nothing herein shall limit the rights of any government agency or either party's right of access to any government agency.

         6. Employee agrees that he or she will not refer negatively to his or her association with or make disparaging statements in oral, printed, electronic or any other form about Intelligroup, its products and services or its past or present directors, officers, employees, representatives or any other Releasee described in paragraph 3, above. Intelligroup agrees that it will not refer negatively to its association with or make disparaging remarks in oral, printed, electronic or any other form about Employee.

         7. Each party acknowledges that any breach of the provisions of paragraphs 5 and/or 6 above would cause the non-breaching party to incur substantial and irreparable harm. Accordingly, in addition to provable damages, the non-breaching party shall be entitled to preliminary and permanent injunctive relief prohibiting any conduct that violates paragraphs 5 and/or 6 of this Agreement.

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         8. At Employee's request, Intelligroup will provide a mutually agreed upon reference. Such reference will be provided by a mutually agreed upon person.

         9. Employee warrants and represents that he or she has returned to
Intelligroup: (a) all originals and copies of all proprietary or confidential information and trade secrets of Intelligroup; (b) all originals and copies of Intelligroup files, whether in printed or electronic format; (c) all identification cards, keys, or other means of access to Intelligroup; and (d) any other property of Intelligroup in his or her possession, custody or control.

         10. Employee agrees that he or she will cooperate with and assist Intelligroup in the future in the event that Intelligroup is presented with legal issues as to which he or she has relevant information and knowledge. In the event the Employee is contacted regarding any such matter, the Employee shall promptly contact the Company. The parties acknowledge that any and all indemnification obligations that Intelligroup has in relation to the Employee shall survive and continue to the extent provided for by Intelligroup's bylaws.

         11. Employee acknowledges that he or she has been given up to forty-five (45) days to complete his or her review of this Agreement, sign it and return it to Intelligroup by certified mail, return receipt requested at the following address: Intelligroup, Inc., Human Resources, Attn. Shirley Spoors, 499 Thornall, Edison, NJ 08837. Employee also understands that he or she has fifteen (15) days following his or her execution of this Agreement to revoke this Agreement (the "Revocation Period"). To be effective, any revocation of the Agreement by Employee must be in writing and received by Intelligroup prior to the expiration of the Revocation Period, such notice shall be sent to Intelligroup by certified mail, return receipt requested at the following address: Intelligroup, Inc., Human Resources, Attn. Shirley Spoors, 499 Thornall, Edison, NJ 08837. The Effective Date of this Agreement shall be the date immediately following expiration of the Revocation Period.


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         12. This Agreement shall be binding upon Employee, his or her heirs, administrators, representatives, executors, successors, and assigns, and shall likewise be binding upon Intelligroup, its representatives, successors, and assigns, and shall inure to the benefit of Employee, Intelligroup and to their respective heirs, administrators, representatives, executors, successors, and assigns.

         13. This Agreement constitutes a single, integrated contract expressing the entire agreement between the parties and terminates and supersedes all other agreements or arrangements between Employee and Intelligroup pertaining to Employee's separation of employment from Intelligroup and the release of claims as set forth herein. With the exception of the foregoing, all other agreements between Employee and Intelligroup shall remain in full force and effect including, without limitation, the Employee Agreement Regarding Inventions, Confidentiality and Non-Competition which shall survive the separation of employment from Intelligroup, consistent with its terms. This Agreement may be modified only by a writing signed by both parties. Notwithstanding the foregoing, in the event Employee obtains employment with a potential competitor, Employee may request a determination by Intelligroup as to whether or not Intelligroup considers said association to be in breach of the Employee Agreement Regarding Inventions, Confidentiality and Non-Competition. Intelligroup shall respond to such request in a timely manner. Intelligroup further agrees to not unreasonably withhold its consent. In addition, the parties agree that the terms of the noncompete contained in Section 9 (Competitive Activities) of the Employee Agreement shall be reduced to six (6) months.

         14. The parties represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any promise, inducement, representation or statement, whether oral or in writing, made by the other or by the other's agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement, except as expressly set forth in this Agreement.


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         15. This Agreement is made and entered into in the State of New Jersey, and shall in all respects be interpreted, enforced, and governed under the laws of New Jersey as a sealed instrument. Employee and Intelligroup agree that any disputes or claims arising under this Agreement shall be resolved exclusively in the courts residing in the State of New Jersey and each agree to submit to the personal jurisdiction of such courts for such purposes.

         16. Should any portion, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or unenforceable, the validity of the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or enforceable portion, term or provision shall be deemed stricken from this Agreement.

         17. The parties agree that the failure of a party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way any party's full right or ability to require performance of the same, or any other provisions of this Agreement, at any time thereafter.

         18. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         19. This Agreement may be terminated at any time by Intelligroup in the event of a material breach of this or any other agreement entered into by Employee and Intelligroup, or upon any violation by the Employee of any Intelligroup policy. Upon such termination, all benefits provided hereunder and any and all rights or claims thereto shall be forfeited in their entirety by the Employee.


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         20. Intelligroup denies that it is responsible or legally obligated to
Employee in any manner notwithstanding the release of the claims set forth above.

         21. THIS AGREEMENT RESTRICTS OR RELEASES IMPORTANT RIGHTS. EMPLOYEE IS VOLUNTARILY RELEASING EMPLOYEE'S CLAIMS AS SET FORTH ABOVE. EMPLOYEE REPRESENTS AND ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY, THAT HE OR SHE HAS BEEN REPRESENTED BY COUNSEL OF HIS OR HER CHOICE IN THE NEGOTIATION OF THIS AGREEMENT, THAT HE OR SHE HAS CONSULTED WITH HIS OR HER COUNSEL BEFORE EXECUTING THIS AGREEMENT, THAT HE OR SHE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT, THAT HE OR SHE HAS HAD ADEQUATE TIME AND OPPORTUNITY TO CONSIDER THIS AGREEMENT, AND THAT HE OR SHE IS VOLUNTARILY ENTERING INTO THIS AGREEMENT.


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         WHEREFORE, Employee and Intelligroup have read this Agreement, have carefully considered its provisions and attest that they are fully competent to execute this Agreement and that they fully understand and knowingly accept its terms in their entirety and without reservation.

Employee - DOUGLAS BERTO                   Intelligroup, Inc.

By: /s/ Douglas Berto                      By: /s/ Christian Misvaer
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Name: Douglas Berto                        Title:  General Counsel & Secretary
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Date: Dec 10, 2004                         Date:  10 Dec 2004
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 /s/ Illegible
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Witness No. 1

Date:  12/10/04
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